Exhibit 77Q1(g) –

An Agreement and Plan of Reorganization relating to the merger of the Sentinel Variable Products Mid Cap Fund into Sentinel Variable Products Small Company Fund described in Exhibit 77M above is incorporated by reference to the Agreement and Plan of Reorganization included as Appendix A to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-14 filed with the SEC on May 11, 2016.

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